Exhibit 5.1




                                                             June 27, 1997



             The Good Guys, Inc.
             7000 Marina Boulevard
             Brisbane, California 94005-1840


             Ladies and Gentlemen:

                     You have requested our opinion as counsel for The
             Good Guys, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to 600,000 shares of Common Stock issuable under the Company's Employee Stock Purchase Plan.

                     We have examined the Company's Registration Statement
             of Form S-8 in the form to be filed with the Securities and Exchange Commission on or about June 27, 1997 (the "Registration Statement"). We further have examined the Restated Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

                     Based on the foregoing examination, we are of the
             opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.






             The Good Guys, Inc.
             June 27, 1997
             Page 2



                     We consent to the filing of this opinion as an
             exhibit to the Registration Statement.

                     Very truly yours,

                                           HOWARD, RICE, NEMEROVSKI,
                                             CANADY, FALK & RABKIN
                                           A Professional Corporation


                                           By  /s/ Horace L. Nash
                                               ___________________________
                                               HORACE L. NASH